As filed with the Securities and Exchange
Commission on April 17, 1998                      Registration No. 333-00314

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                           DATASTREAM SYSTEMS, INC.
              (Exact name of issuer as specified in its charter)

            Delaware                                       57-0813674
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             50 Datastream Plaza
                       Greenville, South Carolina 29605
                   (Address of principal executive offices)
                             ___________________

                           DATASTREAM SYSTEMS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)
                             ___________________

                              Larry G. Blackwell
         Chairman of the Board, President and Chief Executive Officer
                           Datastream Systems, Inc.
                             50 Datastream Plaza
                       Greenville, South Carolina 29605
                                 864/422-5001
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               With a copy to:
                           J. Stephen Hufford, Esq.
                              Hunton & Williams
                        NationsBank Plaza - Suite 4100
                         600 Peachtree Street, N. E.
                         Atlanta, Georgia 30308-2216
                                 404/888-4000
                             ___________________
                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                        Proposed       Proposed
 Title of securities   Amount to be     maximum        maximum      Amount of
   to be registered    registered(1) offering price   aggregate    registration
                                       per share    offering price   fee(2)
===============================================================================
Common Stock, $.01        100,000         N/A            N/A           N/A
par value...........      shares
===============================================================================

(1) Pursuant to Rule 416(b), the number of shares of Common Stock registered under the Registration Statement No. 333-00314 has been increased pursuant to adjustments under the Datastream Systems, Inc. Employee Stock Purchase Plan to prevent dilution resulting from the 2-for-1 stock split in the form of a stock dividend paid on January 30, 1998. Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The Registrant previously paid a registration fee in the amount of $621.00 with the original filing on January 2, 1996 to register 100,000 shares of Common Stock. No additional fee is required to register the additional 100,000 shares of Common Stock resulting from the 2-for-1 stock split in the form of a stock dividend paid on January 30, 1998.

                               EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, No. 333-00314 (the "Registration Statement") of Datastream Systems, Inc. (the "Company"), in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to reflect an increase in the number of shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), covered by such Registration Statement as a result of a 2-for-1 stock split of the Common Stock effected in the form of a stock dividend paid on January 30, 1998. The Company previously paid a registration fee in the amount of $621.00 with the original filing on January 2, 1996, to register 100,000 shares of Common Stock. Accordingly, there is no registration fee associated with this Post-Effective Amendment No. 1.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.     Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

            (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-25590); and

            (ii) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A
                  (Registration No. 000-25590), including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

      Article  VII  of the  Company's  Amended  and  Restated  Certificate  of
Incorporation sets forth the extent to which the Company's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the General Corporation Law of Delaware. Article XII of the Company's By-laws also provides that the directors and officers of the Company will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances, if it is ultimately determined that he is not entitled to indemnification by the Company.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

Exhibit No.   Description
4.1*          Amended  and  Restated   Certificate  of  Incorporation  of
              Datastream Systems, Inc.
4.2**         Amendment   to  Amended   and   Restated   Certificate   of
              Incorporation  of Datastream  Systems,  Inc., dated January
              12, 1997.
4.3***        By-Laws of Datastream Systems, Inc.
4.4+          Specimen Stock Certificate.
5             Opinion of Hunton & Williams.
23.1          Consent of KPMG Peat  Marwick  LLP,  independent  certified public accountants.
23.2          Consent of Hunton & Williams  (included  as part of Exhibit
              5).
24.1          Power of Attorney,  dated December 29, 1995,  filed as part
              of  the  signature  page  to  the  Company's   Registration
              Statement on Form S-8 (Registration No.  333-00314),  filed on January 2, 1996,  is  expressly  incorporated  herein by reference.
99.1++        Amended and Restated Employee Stock Purchase Plan.
____________________
* Incorporated herein by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).
** Incorporated herein by reference to Exhibit 3.1(a) in the Company's Annual Report on Form 10-K filed March 31, 1998 (File No. 000-25590).
*** Incorporated herein by reference to Exhibit 3.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).
+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).
++ Incorporated herein by reference to Appendix A to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Stockholders filed April 23, 1996 (File No. 000-25590).

Item 9.     Undertakings.

      (a)   The Company hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)   To  include   any   prospectus   required  by  Section
                  10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Insofar  as  indemnification  for  liabilities  arising  under the
Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenville, South Carolina on this 16'th day of April, 1998.

                                    DATASTREAM SYSTEMS, INC.


                                    By:   /s/  Larry G. Blackwell
                                       Larry G. Blackwell
                                       Chairman of the Board, President and
                                       Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 16'th day of April, 1998.

                  Signature                            Title
                  ---------                            -----

 /s/  Larry G. Blackwell                  Chairman of the Board, President
------------------------                  and Chief Executive Officer
Larry G. Blackwell                        (principal executive officer)


/s/  Daniel H. Christie                   Chief Financial Officer
------------------------                  (principal financial and
Daniel H. Christie                        accounting officer)

        *
------------------------                  Director
Kenneth D. Tracy

        *
------------------------                  Director
Richard T. Brock

        *
------------------------                  Director
John M. Sterling, Jr.

        *
------------------------                  Director
Ira D. Cohen

*By:  /s/  Larry G. Blackwell
    -------------------------
    Larry G. Blackwell
    Attorney-in-Fact

                                EXHIBIT INDEX

Exhibit No.   Description
4.1*          Amended  and  Restated   Certificate  of  Incorporation  of
              Datastream Systems, Inc.
4.2**         Amendment   to  Amended   and   Restated   Certificate   of
              Incorporation  of Datastream  Systems,  Inc., dated January
              12, 1997.
4.3***        By-Laws of Datastream Systems, Inc.
4.4+          Specimen Stock Certificate.
5             Opinion of Hunton & Williams.
23.1          Consent of KPMG Peat  Marwick  LLP,  independent  certified public accountants.
23.2          Consent of Hunton & Williams  (included  as part of Exhibit
              5).
24.1          Power of Attorney,  dated December 29, 1995,  filed as part
              of  the  signature  page  to  the  Company's   Registration
              Statement on Form S-8 (Registration No.  333-00314),  filed on January 2, 1996,  is  expressly  incorporated  herein by reference.
99.1++        Amended and Restated Employee Stock Purchase Plan.
____________________
* Incorporated herein by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).
** Incorporated herein by reference to Exhibit 3.1(a) in the Company's Annual Report on Form 10-K filed March 31, 1998 (File No. 000-25590).
*** Incorporated herein by reference to Exhibit 3.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).
+ Incorporated herein by reference to Exhibit 4.2 in the Company's Registration Statement on Form S-1 (Registration No. 33-89498).
++ Incorporated herein by reference to Appendix A to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Stockholders filed April 23, 1996 (File No. 000-25590).